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                                                                    Exhibit 99.4


                     CHASE MANHATTAN AUTO OWNER TRUST 1998-B
                           ANNUAL ISSUER'S CERTIFICATE
                                       of
                            COMPLIANCE WITH INDENTURE

         The undersigned certifies that they are an Authorized Officer of Wilmington Trust Company, not in its individual capacity, but solely as Owner Trustee for Chase Manhattan Auto Owner Trust 1998-B and that they are duly authorized to execute and deliver this certificate on behalf of the Issuer in connection with Section 3.9 of the Indenture between the Issuer and Wells Fargo Bank Minnesota, National Association, as Indenture Trustee, dated as of April 1, 1998 (the "Indenture") and the Sale and Servicing Agreement, dated as of April 1, 1998 (the "Agreement"), among Chase Manhattan Bank USA, National Association, as Servicer, Chase Manhattan Bank USA, National Association and The Chase Manhattan Bank, as Sellers, and Wilmington Trust Company, as Owner Trustee. All capitalized terms used herein without definition shall have the respective meanings specified in the Indenture and the Agreement.

         The undersigned further certifies that a review of the activities of the Issuer for the preceding calendar year has been made under his supervision and, to the best of his knowledge, the Issuer has fulfilled its obligations under the Indenture for the preceding calendar year.

         IN WITNESS WHEREOF, I have affixed hereto my signature as of this 26th day of March, 2001.

                            CHASE MANHATTAN AUTO OWNER TRUST 1998-B
                            BY: WILMINGTON TRUST COMPANY, not in its individual capacity, but solely as Owner Trustee


                                     /s/ Denise Geran
                                     -------------------
                                     Name:  Denise Geran
                                     Title: Senior Financial Services Officer

Chase Manhattan Bank USA, National Association, as Servicer, hereby requests that Wilmington Trust Company, as Owner Trustee, execute the above Issuer's Certificate and deliver it to Norwest Bank Minnesota, National Association, as Indenture Trustee.

                                              CHASE MANHATTAN BANK USA,
                                              NATIONAL ASSOCIATION, as Servicer


                                              /s/ Richard J. Naeder
                                              --------------------------
                                              Richard J. Naeder
                                              Vice President